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                                                                   Exhibit 10.23

                          FAIRCHILD BENEFIT RESTORATION PLAN












                               Effective March 10, 1997








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                          FAIRCHILD BENEFIT RESTORATION PLAN

                                  TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS.................................................1

ARTICLE II - ELIGIBILITY................................................3
    2.01 Eligibility....................................................3

ARTICLE III - BENEFITS..................................................3
    3.01 Benefits.......................................................3
    3.02 Savings Restoration Amount.....................................3
    3.03 Matching Restoration Amount....................................4
    3.04 Participant's Account..........................................4
    3.05 Allocation to Participant Account and Interest.................4

ARTICLE IV - DISTRIBUTION OF BENEFIT....................................4
    4.01 Separation from Service........................................4
    4.02 Hardship.......................................................5

ARTICLE V - ADMINISTRATION; AMENDMENTS AND TERMINATION;
RIGHTS AGAINST THE COMPANY..............................................5
    5.01 Administration.................................................5
    5.02 Amendment and Termination......................................5
    5.03 Rights Against the Employer....................................6

ARTICLE VI - GENERAL AND MISCELLANEOUS..................................6
    6.01 Spendthrift Clause.............................................6
    6.02 Severability...................................................6
    6.03 Construction of Plan...........................................6
    6.04 Gender.........................................................6
    6.05 Governing Law..................................................6
    6.06 Unfunded Top Hat Plan..........................................7
    6.07 Divestment for Cause...........................................7


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                          FAIRCHILD BENEFIT RESTORATION PLAN

    THIS BENEFIT RESTORATION PLAN ("Plan") is adopted by FSC Semiconductor Corporation, a corporation organized and existing under the laws of the State of Delaware, (hereinafter referred to as the "Employer"), effective as of March 10, 1997.
                                     WITNESSETH:

    WHEREAS, the Employer desires to establish a benefit restoration income plan for the exclusive benefit of certain participants in the Fairchild Semiconductor Corporation Personal Savings and Retirement Plan (the "Retirement Plan") so as to reward them for their loyal and faithful service to the Employer and to aid them in increasing their economic security by providing additional funds at retirement with respect to those benefits that are reduced because of the limitations of Sections 401(a)(17), 402(g)(1), 401(k) and 415 of the Internal Revenue Code of 1986, as amended; and

    WHEREAS, the Employer has been authorized by its Board of Directors to adopt this Plan in order to provide for the benefits specified; and

    WHEREAS, this Plan is intended to be an unfunded plan primarily for the benefit of a select group of management or highly compensated employees, so as to fall within the "top-hat" plan exemption from most ERISA regulation;

    NOW, THEREFORE, in consideration of the premises herein contained, it is hereby declared as follows:

                                     ARTICLE 1 -
                                     DEFINITIONS

    When used herein, the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context.

    1.01 "Account" shall mean the Accounts and subaccounts established pursuant to Section 3.05 of the Plan.

    1.02 "Beneficiary" shall mean the person or persons last designated by a Participant, by written notice filed with the Committee, to receive a Plan benefit upon his or her death. In the event a Participant fails to designate a person or persons as provided above or if no Beneficiary so designated survives the Participant, then for all purposes of this Plan, the Beneficiary shall be the person(s) designated as the beneficiaries by the Participant under the Retirement Plan, and, if none, the Participant's estate. The Beneficiary of a married Participant shall be the Participant's spouse unless the spouse consents in writing to the Participant's designation of some other Beneficiary.

    1.03 "Board" shall mean the Board of Directors of FSC Semiconductor Corporation, or of any corporate successor or assign.

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    1.04 "Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.05 "Committee" shall mean the Retirement Plan Administrative Committee, as determined by the Board.

    1.06 "Elected Contribution" shall mean the amount the Participant agrees to defer under this Plan, pursuant to procedures established by the Committee, up to the maximum permitted deferral pursuant to Section 3.02 of the Plan.

    1.07 "Employer" shall mean FSC Semiconductor Corporation, or any successor or assign that adopts or assumes the Plan. For purposes of all Plan Sections except 5.02, the term "Employer" also shall refer to any subsidiary or affiliate of FSC Semiconductor Corporation which adopts the Plan with the approval of FSC Semiconductor Corporation.

    1.08 "Interest" shall mean the rate for long-term A-rated corporate bonds, reported by the investment banking firm of Salomon Brothers of New York City (or such other investment banking firm as the Committee may specify) during the first week of each Plan Year. The interest rate will be reset at the beginning of each Plan Year.

    1.09 "Matching Restoration Amount" shall mean the amount determined in accordance with Section 3.03 of the Plan.

    1.10 "Participant" shall mean an employee of the Employer participating in the Retirement Plan, who satisfies the eligibility requirements of Section 2.01 of the Plan and such other conditions that are established from time to time by the Committee.

    1.11 "Plan" shall mean the Fairchild Benefit Restoration Plan, as set forth in this document and as amended from time to time.

    1.12 "Plan Year" shall mean the twelve consecutive month period ending on the last day of May, which period also corresponds to the Employer's fiscal year. The first Plan Year, however, shall be a short year beginning on the effective date of the Plan and ending on the last day of the Employer's then-current fiscal year.

    1.13 "Retirement Plan" shall mean the Fairchild Personal Savings and Retirement Plan, effective March 10, 1997 (as it may subsequently be amended).

    1.14 "Savings Restoration Amount" shall mean the amount determined in accordance with Section 3.02 of the Plan.

    1.15 Capitalized Terms not defined herein shall have the meaning attributed to them in the Retirement Plan.

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                                     ARTICLE II -
                                     ELIGIBILITY

    2.01 Eligibility.

    An employee of the Employer who is participating in the Retirement Plan shall be eligible to participate in this Plan if the employee (i) elects a salary deferral contribution to the Retirement Plan which equals or exceeds the maximum such contribution that employee is legally permitted to make to the Retirement Plan, and (ii) is an exempt status employee in job grade 9 or higher with the Employer. An employee who is eligible for this Plan may participate in the Plan by filing a written salary deferral contribution election under this Plan in accordance with Section 3.02. Once an employee commences participation in this Plan he shall remain a Participant until no account balance remains in his name under the Plan, but the Participant shall not be eligible to elect salary deferral contributions to this Plan for any Plan Year or portion thereof for which (i) the Participant is not making the maximum permissible salary deferral contribution under the Retirement Plan, or (ii) the Participant does not satisfy the job grade and exempt status eligibility conditions stated above.


                                    ARTICLE III -
                                       BENEFITS

    3.01 Benefits.

    Except as provided in Sections 4.02 and 6.07, a Participant's benefit under the Plan shall equal the final balance of the Participant's Accounts as determined upon the date or event which triggers his right to a benefit distribution. All benefit distributions shall be made in accordance with
Article IV.

    3.02 Savings Restoration Amount.

The maximum Savings Restoration Amount from which an eligible Participant may make an Elected Contribution for a Plan Year shall be equal to the difference, if any, between (a) and (b) below:

    (a) The maximum salary deferral contribution the Participant could make under the Retirement Plan but for the statutory limits on compensation and deferral amounts from time to time applicable to the Retirement Plan; less

    (b) The amount of the Participant's actual deferral contribution allocated to his credit under the Retirement Plan for the Plan Year.

    The Participant's Savings Restoration Amount shall be equal to the Participant's Elected Contribution for the Plan Year. The Participant's election shall be made in writing, signed by the Participant and filed with the Committee prior to its taking effect. Each deferral election shall apply only to payroll periods commencing after the date the election is filed, and may be changed
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by a superseding election of the Participant at any time.  Any Participant who suspends deferrals during a Plan Year may not resume such deferrals before the next Plan Year.

    3.03 Matching Restoration Amount.

    The Matching Restoration Amount which shall be credited to a Participant's Account for a Plan Year shall equal the difference between the matching contribution actually credited to his account under the Retirement Plan for that Plan Year (as adjusted, if necessary, for legal limits) and the matching contribution that would have been made to his Retirement Plan account, based on his aggregate salary deferrals for the Plan Year to the Retirement Plan and this Plan, but for the statutory limits applicable to matching contributions under the Retirement Plan.

    3.04 Participant's Account.

    The Committee shall create and maintain adequate records to reflect the interest of each Participant in the Plan. Such records shall be in the form of individual Accounts. When appropriate, a Participant's Account shall consist of a savings restoration account, a matching restoration account, a transfer account, and any other account or subaccounts deemed necessary by the Committee. Such Accounts shall be kept for recordkeeping purposes only and shall not be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant or Beneficiary to whom benefits are to be paid pursuant to the terms of the Plan.

    3.05 Allocation to Participant Account and Interest.


    The Participant's Savings Restoration Amount shall be credited to the Participant's Account as of the date such amount would have been paid to such Participant as remuneration for services, and the Participant's Matching Restoration Amount shall be credited to the Participant's Account as of the last day of the Plan Year. The Participant's balance in his Accounts shall be credited with Interest, in accordance with Section 1.08, at such times and in such manner as determined in the sole discretion of the Committee.

                                     ARTICLE IV -
                               DISTRIBUTION OF BENEFIT

    4.01 Separation from Service.

    In the event of a Participant's termination of employment with the Employer for any reason (including retirement, disability or death), the final balance of his Accounts shall be distributed in cash in a single sum not later than sixty
(60) days after the close of the Plan Year in which such termination occurs. If the Participant elects to forfeit his contribution and Interest allocations for that Plan Year, then his reduced benefit shall be accelerated and distributed within sixty (60) days after such election is filed. Any Participant also may elect an earlier distribution of his savings restoration account (the balance of his Savings Restoration Amounts, adjusted for Interest and any prior withdrawals) as of a date preselected by the Participant on a written

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election that becomes valid and effective on (but not before) the day after the one-year anniversary of its making.

    4.02 Hardship.

    Payment of part or all of the benefits under this Plan may be accelerated in the case of severe hardship, which shall mean an emergency or unexpected situation in the Participant's financial affairs, including, but not limited to, illness or accident involving the Participant or any of the Participant's dependents. All payments in case of hardship must be approved in advance by the Committee. Hardship distributions may, upon request, include an amount estimated to cover the income tax attributable to the hardship withdrawal.

                                     ARTICLE V -
                     ADMINISTRATION; AMENDMENTS AND TERMINATION;
                              RIGHTS AGAINST THE COMPANY

    5.01 Administration.

    The Committee shall administer this Plan. With respect to the Plan, the Committee shall have, and shall exercise and perform, in its sole discretion, all the powers, rights, authorities and duties set forth in the Retirement Plan with the same effect as if set forth in full herein with respect to this Plan (but without modifying any of the substantive benefit rights of Participants set forth in this Plan). Except as expressly set forth herein, any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

    5.02 Amendment and Termination.

    The Employer, solely, and without the approval of the Committee or any Participant or Beneficiary, shall have the right to amend this Plan at any time and from time to time, by a written instrument adopted by the Employer's Board of Directors or any delegatee of that Board for this purpose. Any such amendment shall become effective upon the date stated therein. Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant or Beneficiary who was previously receiving benefits under this Plan to continue to receive such benefits or of all other Participants and Beneficiaries to receive the benefits promised under the Plan immediately prior to the later of the effective date or the date of adoption of the amendment.

The Employer has established this Plan with the bona fide intention and expectation that it will deem it advisable to continue the Plan in effect indefinitely. However, circumstances not now foreseen or circumstances beyond the Employer's control may make it impossible or inadvisable to continue the Plan. Therefore, the Employer, in its sole discretion, reserves the right to terminate the Plan, in whole or in part, for any reason and at any time; provided, however, that in such event any Participant or Beneficiary who was receiving benefits under this Plan as of the termination date shall continue to receive such benefits, and all other Participants and Beneficiaries shall

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remain entitled to receive the benefits promised under the Plan immediately prior to the termination of the Plan.

    5.03 Rights Against the Employer.

    The establishment of this Plan shall not be construed as giving to any Participant, Beneficiary, employee or any person whomsoever, any legal, equitable or other rights against the Employer, or its officers, directors, agents or shareholders, except as specifically provided for herein, or as giving to any Participant or Beneficiary any equity or other interest in the assets, business or shares of the Employer, or as giving any employee the right to be retained in the employment of the Employer. All employees and Participants shall be subject to discharge to the same extent that they would have been if this Plan had never been adopted. Subject to the rights of the Employer to terminate this Plan or any benefit hereunder, the rights of a Participant or Beneficiary hereunder shall be solely those of an unsecured creditor of the Employer.

                                     ARTICLE VI -
                              GENERAL AND MISCELLANEOUS

    6.01 Spendthrift Clause.

    No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant or Beneficiary or any other person or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or otherwise encumber or dispose of any interest in the Plan shall be void.

    6.02 Severability.

    In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

    6.03 Construction of Plan.


    The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

    6.04 Gender.

    The personal pronoun of the masculine gender shall be understood to apply to women as well as men, except where specific reference is made to one or the other.

    6.05 Governing Law.

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    The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the United States and the laws of the State of Delaware, without regard to its otherwise applicable principles of conflicts of laws.

    6.06 Unfunded Top Hat Plan.

    It is the Employer's intention that this Plan be a Top Hat Plan, defined as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as provided in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended from time to time. The Employer may establish and fund one or more trusts for the purpose of paying some or all of the benefits promised to Participants and Beneficiaries under the Plan; provided, however, that (i) any such trust(s) shall at all times be subject to the claims of the Employer's general creditors in the event of the insolvency or bankruptcy of the Employer, and (ii) notwithstanding the creation or funding of any such trust(s), the Employer shall remain primarily liable for any obligation hereunder. Notwithstanding the establishment of any such trust(s), the Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of any such trust or of the Employer.

    6.07 Divestment for Cause.

    Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant, former Participant or Beneficiary of either to receive or to have paid to any other person, or the right of any such other person to receive any benefits attributable to the Matching Restoration Amount plus Interest hereunder, shall be forfeited, if such Participant's employment with the Employer is terminated because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty or criminality against (or adversely affecting) the Employer, obtaining funds or property under false pretenses, assisting a competitor without permission, interfering with the relationship of the Employer or any subsidiary or affiliate thereof with a customer, breaching any employment policies or employment-related agreement with the Employer, or failing to carry out any significant task assigned to him as an Employee or to otherwise perform his duties for the Employer. A Participant's or Beneficiary's benefits shall be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination from the Employer or the payment of benefits under the Plan. If payment has been made, such payment shall be restored to the Employer by the Participant or Beneficiary.

IN WITNESS WHEREOF, this Benefit Restoration Plan, having been first duly adopted, is hereby executed below by a duly authorized officer of the Employer on this 10th day of March, 1997, to take effect as provided herein.

                                  FSC SEMICONDUCTOR CORPORATION
                                  By:
                                     ---------------------------------
                                       Print Name:

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                                            Its President




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